EXHIBIT 4.4

                                    CONAGRA, INC.
                                     COMMON STOCK


      This Certifies that             See Reverse For Certain Definitions

                                     CUSIP 205887 10 2








      is the owner of

      Full paid and non-assessable shares, of the common stock, with a par value of $5.00 per share of ConAgra, Inc: transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Certificate of Incorporation of the Corporation and all amendments thereto (copies of which are on file with the Corporation) to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

           Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

      Dated

                        Secretary               Chairman of the Board


                                    Countersigned and registered:
                                    Chemical Bank
                                    Transfer Agent and Registrar,

                                    By

                                          Authorized Officer


                 Incorporated Under the Laws of the State of Delaware

      [Graphic Material consisting of the corporate seal and a statuary image holding horn of plenty amid fields of agricultural plenty]














                                    CONAGRA, INC.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN  COM  --  as  tenants  in  common        UNIF  GIFT   MIN  ACT  --
     ______Custodian________
                                                                  (Cust)
     (Minor)
          TEN ENT -- as tenants by             under Uniform Gifts to Minors Act
     _____________
                     the entireties
     (State)
          JT TEN  -- as joint tenants with right of survivorship
                     and not as tenants in common
       Additional abbreviations may also be used though not in the above list.

     ___________________________________________________________________________
     ____

     The corporation will furnish to any stockholder upon request and without charge, a further statement of the designations, preferences, limitations, and relative rights of shares of each class to be issued and the variations in the relative rights and preferences between the shares of each series within each class so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of stock. Requests may be directed to the Secretary of the Corporation, One ConAgra Drive, Omaha, Nebraska 68102-5001.

          For value received __________________ hereby sell, assign and transfer unto

     Please insert social security or other identifying number of assignee
     ______________________________

     __________________________________________________________________________

     __________________________________________________________________________
     Please print or typewrite name and address including postal zip code of assignee

     __________________________________________________________________________
     __________________________________________________________________________

     _________________________________________________________________________
     shares
     of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

     __________________________________________________________________________










     Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

     Dated,______________________________


     _______________________________


     _______________________________
                                                     Signature of stockholder(s)

     Signature(s) guaranteed by:

     ___________________________________________________________
     (Signature(s) must be guaranteed by either a bank, trust company or broker)

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between ConAgra, Inc. and Chemical Bank, formerly Manufacturers Hanover Trust Company, dated as of July 10, 1986 (as amended, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of ConAgra, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. ConAgra, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) may become null and void.

     Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.